Exhibit 99.4

SuperMedia Inc.

Class 9 Master Ballot-Proxy

MASTER BALLOT-PROXY FOR VOTING ON

(A) THE MERGER OF SUPERMEDIA INC. AND DEX ONE CORPORATION

(B) THE JOINT PREPACKAGED CHAPTER 11 PLAN OF SUPERMEDIA INC. ET AL.1

IMPORTANT NOTE:	PLEASE CAREFULLY READ AND FOLLOW THE ENCLOSED INSTRUCTIONS FOR COMPLETING THIS MASTER BALLOT-PROXY, AND READ THE REGISTRATION STATEMENT ON FORM S-4 (THE “S-4”) AND THE JOINT PREPACKAGED CHAPTER 11 PLAN OF SUPERMEDIA INC. ET AL. (THE “PLAN”) INCLUDED WITH THIS MASTER BALLOT-PROXY, BEFORE COMPLETING THIS MASTER BALLOT-PROXY. THIS MASTER BALLOT-PROXY PERMITS YOU TO TABULATE BENEFICIAL HOLDERS’ VOTES ON THE PROPOSED MERGER (THE “MERGER”) AMONG SUPERMEDIA INC. AND ITS SUBSIDIARIES (COLLECTIVELY, “SUPERMEDIA”) AND DEX ONE CORPORATION AND ITS SUBSIDIARIES (COLLECTIVELY, “DEX ONE”), AND INFORMS YOU OF THE PROPOSED AMENDMENT AND RESTATEMENT OF SUPERMEDIA’S SENIOR SECURED CREDIT FACILITY (THE “AMENDMENT”), AND TOGETHER WITH THE MERGER (THE “TRANSACTION”), EACH AS MORE FULLY DESCRIBED IN THE S-4 AND THE PLAN. IF SUPERMEDIA OBTAINS AN INSUFFICIENT NUMBER OF LENDER CONSENTS TO APPROVE THE AMENDMENT OR AN INSUFFICIENT NUMBER OF SHAREHOLDER VOTES TO APPROVE THE MERGER UNDER APPLICABLE LAW ON AN OUT-OF-COURT BASIS, SUPERMEDIA MAY FILE FOR CHAPTER 11 BANKRUPTCY. TO THAT END, THIS MASTER BALLOT-PROXY ALSO PERMITS YOU TO TABULATE BENEFICIAL HOLDERS’ VOTES ON THE PLAN, WHICH IS SUBJECT TO BANKRUPTCY COURT APPROVAL AND WHICH CONTEMPLATES CONSUMMATING THE TRANSACTION UPON THE EMERGENCE OF SUPERMEDIA AND, IF APPLICABLE, DEX ONE FROM CHAPTER 11 BANKRUPTCY. SUPERMEDIA ALSO IS SOLICITING LENDER CONSENTS TO THE AMENDMENT ON AN OUT-OF-COURT BASIS SIMULTANEOUSLY WITH THE SOLICITATION OF VOTES ON THE PLAN. PLEASE NOTE THAT THE BENEFICIAL HOLDERS’ RIGHTS ARE DIFFERENT BASED ON WHETHER THE TRANSACTION IS CONSUMMATED OUT OF BANKRUPTCY COURT OR THROUGH A CHAPTER 11 BANKRUPTCY PROCESS. NEITHER SUPERMEDIA NOR DEX ONE HAVE COMMENCED CHAPTER 11 CASES.

DEADLINE:	THIS MASTER BALLOT-PROXY MUST BE COMPLETED, EXECUTED, AND RETURNED SO THAT IT IS ACTUALLY RECEIVED BY EPIQ SYSTEMS (THE “VOTING AGENT”) PRIOR TO 1:30 P.M. PREVAILING EASTERN TIME ON [ ], 2013 (THE “VOTING DEADLINE”).

QUESTIONS:	If you have any questions regarding this master ballot-proxy, the enclosed voting instructions, the procedures for voting, or need to obtain additional solicitation materials, please contact Epiq Systems at (646) 282-2500 or at the following address: SuperMedia Inc., Ballot Processing Center, c/o Epiq Systems, FDR Station, P.O. Box 5014, New York, NY 10150-5014.

[1]	Capitalized terms used but not defined herein have the meanings ascribed to them in the S-4 or the Plan, as applicable.

SuperMedia Inc.

Class 9 Master Ballot-Proxy

INSTRUCTIONS FOR COMPLETING THIS MASTER BALLOT-PROXY:	1.	You have received this master ballot-proxy because SuperMedia’s books and records indicate that, as of [ ], 2013 (the “Voting Record Date”), you are a Nominee[2] in whose name SuperMedia’s common stock (or, as otherwise defined for purposes of the Plan, Class 9 Interests) is registered or held of record on behalf of beneficial holders of same (the “Beneficial Holders” and, each a “Beneficial Holder”). This master ballot-proxy contains separate and independent voting options for each of (a) the proposals related to the out-of-court Merger, and (b) the Plan. You MUST indicate the Beneficial Holders’ votes on EACH of the proposals related to the out-of-court Merger and the Plan. This master ballot-proxy also contains information about the Amendment, but you will not tabulate votes on account of that transaction.

	2.	As a Nominee, you MUST: (a) immediately deliver the solicitation materials, including a ballot-proxy as pre-validated or not pre-validated (as more fully described in the Nominee notice below), to each Beneficial Holder for whom you hold SuperMedia common stock (Class 9 Interests); (b) following receipt of the ballot-proxy, clearly indicate the Beneficial Holder’s votes with respect to the proposals related to the out-of-court Merger and the Plan in this master ballot-proxy; and (c) sign, date, and return the master ballot-proxy to the address set forth on the enclosed pre-addressed envelope as discussed below.

	3.	For purposes of tabulating this master ballot-proxy, any ballot-proxy submitted that is incomplete or ineligible, indicates unclear or inconsistent votes on the proposals related to the out-of-court Merger or the Plan will NOT be counted; provided, however, that if any boxes are not checked with respect to the vote on Item 2(a), 2(b) or 2(c) (but the ballot-proxy is otherwise properly executed and returned), such vote(s) will be counted as vote(s) “FOR” the applicable proposal. Each Beneficial Holder must vote all of its shares of SuperMedia common stock (Class 9 Interests) to accept or reject the Plan, and may not split its vote.

4.

You MUST deliver this master ballot-proxy to the Voting Agent, so as to be ACTUALLY RECEIVED by the Voting Agent on or before the Voting Deadline, which is 1:30 p.m. prevailing Eastern Time on [                    ], 2013, at one of the following address:

(a)     Via First Class or Regular Mail:

SuperMedia Inc., Ballot Processing Center

c/o Epiq Systems

FDR Station, P.O. Box 5014

New York, New York 10150-5014

(b)     Via Overnight Courier or Hand Delivery:

SuperMedia Inc., Ballot Processing Center

c/o Epiq Systems

757 Third Avenue, 3rd Floor

New York, New York 10017

	5.	Any master ballot-proxy not received by the Voting Agent as described above, or

[2]	The broker, dealer, commercial bank, trust company, savings and loan, financial institution, or other such party of the Beneficial Holder.

SuperMedia Inc.

Class 9 Master Ballot-Proxy

that the Voting Agent receives after the Voting Deadline, will NOT be counted unless SuperMedia otherwise determines in its sole discretion. No master ballot-proxy may be withdrawn or modified after the Voting Deadline without SuperMedia’s prior consent.

	6.	The method of delivery of master ballot-proxies to the Voting Agent is at the election and risk of each Nominee. Delivery of a master ballot-proxy to the Voting Agent will be deemed to have occurred only when the Voting Agent actually receives the originally executed master ballot-proxy. Instead of effecting delivery by first-class mail, it is recommended, though not required, that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery.

	7.	If you deliver multiple master ballot-proxies to the Voting Agent with respect to the same Beneficial Holder’s SuperMedia common stock (Class 9 Interests), ONLY the last properly executed master ballot-proxy timely received will be deemed to reflect the Beneficial Holder’s intent and will supersede and revoke any prior master ballot-proxy with respect to such interests.

	8.	This master ballot-proxy does not constitute, and shall not be deemed to be, a Proof of Claim or Interest, or an assertion or admission of a Claim or an Interest, in SuperMedia’s bankruptcy cases, if filed.

	9.	SIGN AND DATE your master ballot-proxy.[3] In addition, please provide your name and mailing address if it is different from that set forth on the attached mailing label or if no such mailing label is attached to the ballot-proxy.

	10.	If you are both a Nominee and Beneficial Holder of any SuperMedia common stock (Class 9 Interests) and you wish to vote such SuperMedia common stock (Class 9 Interests), you may complete and execute either a ballot-proxy or this master ballot-proxy and return the same to the Voting Agent in accordance with these instructions.

NOMINEE NOTICE:

As a Nominee, you may, at your option, elect to pre-validate a ballot-proxy sent to you by the Voting Agent. Based on your decision whether or not to pre-validate the ballot-proxy, the below guidance with respect to pre-validation are mutually exclusive.

PRE-VALIDATED BALLOT-PROXIES. You may pre-validate a ballot-proxy by completing a ballot-proxy (with the exception of Item 2 and Item 3) and indicating on the ballot-proxy: (a) the name of the Nominee; (b) the number of shares of SuperMedia common stock (Class 9 Interests) held by the Nominee for the Beneficial Holder; and (c) the account number(s) for the account(s) in which such shares of SuperMedia common stock (Class 9 Interests) are held by the Nominee. Once you pre-validate a ballot-proxy, you must IMMEDIATELY forward the solicitation materials to each Beneficial Holder, including (x) the pre-validated ballot-proxy, (y) a postage pre-paid return envelope addressed to the Voting Agent, and (z) clear instructions that the Beneficial Holder must return its completed and executed ballot-proxy to the Voting Agent by the Voting Deadline.

[3]	If you are signing a master ballot-proxy in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, or officer of a corporation or otherwise acting in a fiduciary or representative capacity, you must indicate such capacity when signing and, if required or requested by the Voting Agent, SuperMedia, SuperMedia’s counsel, or the Bankruptcy Court, must submit proper evidence to the requesting party of authority to so act on behalf of such holder.

SuperMedia Inc.

Class 9 Master Ballot-Proxy

NOT PRE-VALIDATED BALLOT-PROXIES. If you choose not to pre-validate ballot-proxies, you must IMMEDIATELY forward the solicitation materials to each Beneficial Holder, including (a) the ballot-proxy, (b) a return envelope addressed to you, its Nominee, and (c) clear instructions stating that the Beneficial Holder must return its ballot-proxy directly to you. Upon receipt of completed and executed ballot-proxies returned to you by the Beneficial Holder, you must compile and validate the Beneficial Holder’s votes and other relevant information using the customer’s name or account number. You must then execute this master ballot-proxy and transmit it to the Voting Agent by the Voting Deadline. Retain such ballot-proxies in your files for a period of one (1) year after the Merger or effective date of the Plan, as applicable (as you may be ordered to produce the Beneficial Holder ballot-proxies to SuperMedia or the Bankruptcy Court).

NO fees or commissions or other remuneration will be payable to the Nominee for soliciting votes on the proposals related to the out-of-court Merger or the Plan. SuperMedia will, however, upon request, reimburse the Nominee for customary mailing and handling expenses incurred by you in forwarding the ballot-proxies and other enclosed materials to your customers.

This master ballot-proxy may not be used for any purpose other than for tabulating votes with respect to the proposals related to the out-of-court Merger and the Plan, and making certain certifications with respect to the Plan. If you believe you have received this master ballot-proxy in error, or if you believe that you have received the wrong master ballot-proxy, please contact the Voting Agent immediately.

SuperMedia Inc.

Class 9 Master Ballot-Proxy

TRANSACTION BACKGROUND:

SuperMedia is soliciting votes to, among other items, accept or reject (a) the Merger, (b) the Amendment, and (c) the Plan from its shareholders and senior secured lenders, as applicable, all as more fully described in the S-4 and the Plan. SuperMedia seeks to consummate the Merger and the Amendment through an out-of-court process, which requires that SuperMedia receive 100% consent for the Amendment from its senior secured lenders[4] and the approval of a majority of its holders of common stock with respect to the Merger. If SuperMedia receives the necessary lender consents and shareholder approval to consummate the Merger and the Amendment out of court and does not seek to consummate the Transaction through the Plan, then your vote or the votes of your beneficial holders on the Plan will be disregarded. Alternatively, if SuperMedia does not obtain the necessary lender consents and approving shareholder votes to consummate the Merger and the Amendment out of court, and for other reasons described in the S-4 and the Plan, then SuperMedia may file bankruptcy cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”) and seek to consummate the Transaction through a bankruptcy process and the Plan. In such instance, each Beneficial Holder’s vote on the Plan will be counted as set forth herein. The Bankruptcy Court may approve the Plan, which contemplates effecting the Transaction, and the Plan then would be binding on the Beneficial Holders, if (y) at least two-thirds in amount and more than one-half in number of Claims in each Impaired Class of Claims, and (z) at least two-thirds in number of Interests in each Impaired Class of Interests, that vote on the Plan vote to accept the Plan, and/or if the Plan otherwise satisfies the requirements of section 1129 of the Bankruptcy Code.

Whether the Merger is consummated out of court or through a bankruptcy process, each Beneficial Holder will receive the same number of equity interests in the merged company on account of its equity interests in SuperMedia. However, if SuperMedia files for bankruptcy, the Beneficial Holders may have other rights that are affected as described below and more fully in the S-4 and Plan.

TREATMENT:

Subject to the terms and conditions of the Merger Agreement or the Plan, as applicable, Beneficial Holders will receive the following treatment if the Merger is consummated:

Out of Court: 0.4386 shares of Newdex Common Stock in exchange for each share SuperMedia common stock each Beneficial Holder holds; and

In Bankruptcy: 0.4386 shares of Newdex Common Stock in exchange for each share of allowed Class 9 Interests (i.e., shares of SuperMedia Corporation common stock) each Beneficial Holder holds.

For additional discussion of the Beneficial Holders’ treatment and rights under the various transaction scenarios described herein, please read the S-4 and the Plan.

[4]	Please note that such lender consents are being sought through a separate solicitation process.

SuperMedia Inc.

Class 9 Master Ballot-Proxy

VOTING — COMPLETE THIS SECTION

ITEM 1: CERTIFICATION OF AUTHORITY TO VOTE	The undersigned hereby certifies that, as of the Voting Record Date, the undersigned (please check one):
	☐	is a Nominee for the Beneficial Holder on account of its SuperMedia common stock (Class 9 Interests) listed in Item 2 below;
☐

is acting under a power of attorney and/or agency agreement (a copy of which will be provided upon request) granted by the Beneficial Holder or a Nominee that is the registered holder of the SuperMedia common stock (Class 9 Interests) listed in Item 2 below; or

☐

has been granted a proxy (an original of which is annexed hereto) from: (a) a Nominee or (b) the Beneficial Holder that is the registered holder of the SuperMedia common stock (Class 9 Interests) listed in Item 2 below.

Accordingly, the undersigned certifies that it has full power and authority to vote on the proposals related to the out-of-court Merger and the Plan on behalf of the Beneficial Holder on account of its SuperMedia common stock (Class 9 Interests).

SuperMedia Inc.

Class 9 Master Ballot-Proxy

ITEMS 2 & 3: VOTES ON THE MERGER PROPOSALS (OUT OF COURT PROCESS) AND THE PLAN (IN COURT PROCESS)

Number of Beneficial Holders: The undersigned transmits the following votes of Beneficial Holders in respect of their SuperMedia common stock (Class 9 Interests). The undersigned also certifies that the following votes were made by Beneficial Holders, as identified by their respective customer account numbers or names set forth below, of SuperMedia common stock (Class 9 Interests) as of the Voting Record Date and have delivered to the undersigned, as Nominee, ballot-proxies casting such votes.

To Properly Complete the Following Table: Indicate in the appropriate column below the aggregate number of shares of SuperMedia common stock (Class 9 Interests) voted for each Beneficial Holder (please use additional sheets of paper if necessary and, if possible, attach such information to this master ballot-proxy in the form of the following table). Please note: (a) each Beneficial Holder must vote all of its shares of SuperMedia common stock to accept or reject the Plan, and may not split its vote; (b) any ballot-proxy submitted that is incomplete or illegible, indicates unclear or inconsistent votes on the proposals related to the out-of-court Merger or the Plan, as applicable, or is improperly signed and returned will NOT be counted unless SuperMedia otherwise determines in its sole discretion; provided, however, that if a box is not checked with respect to the vote on any of the proposals in Item 2(a), 2(b), or 2(c) (but the ballot-proxy is otherwise properly executed and returned), such votes will be counted as a vote(s) “FOR” the applicable proposal.

Customer Account Number or Name For Each Beneficial Holder	Items 2(a), 2(b), 2(c). Number of Shares in SuperMedia Inc., Voted on the Merger									Item 3. Number of Class 9 Interests Voted on the Plan
	Indicate below the votes cast with respect to Items 2(a), 2(b), and 2(c) on the ballot-proxy by the Beneficial Holder in accordance with the instructions on completing the table above.									Indicate below the votes cast with respect to Item 3 on the ballot-proxy by the beneficial holder in accordance with the instructions on completing the table above.
	Item 2(a)			Item 2(b)			Item 2(c)
	Accept	Reject	Abstain	Accept	Reject	Abstain	Accept	Reject	Abstain	Accept the Plan	Reject the Plan
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

TOTALS:

SuperMedia Inc.

Class 9 Master Ballot-Proxy

ITEM 4: OTHER CERTIFICATIONS AND APPOINTMENT OF PROXY	By signing this master ballot-proxy, the undersigned certifies that:
1.

it has received a copy of the Notice of Special Meeting of SuperMedia, the S-4, and the other solicitation materials, including the Plan, and has delivered the same to the Beneficial Holders listed on the ballot-proxies or to any intermediary nominee,[5] as applicable;

	2.	it has received a completed and signed ballot-proxy from each Beneficial Holder listed in Item 2 of this master ballot-proxy;

	3.	it is the registered or record holder of the SuperMedia common stock (Class 9 Interests) being voted;

	4.	it has been authorized by each Beneficial Holder to vote on the proposals related to the out-of-court Merger and the Plan and to make applicable elections;

	5.	each Beneficial Holder has certified to the undersigned or to an intermediary nominee, as applicable, that it is eligible to vote on the proposals related to the out-of-court Merger and the Plan;

	6.	no other master ballot-proxies with respect to the amount of the SuperMedia common stock (Class 9 Interests) identified in Item 2 have been cast or, if any other ballot-proxies have been cast with respect to such interests, then any such earlier ballot-proxies are hereby revoked;

	7.	it appoints Samuel D. Jones and Cody Wilbanks and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated in Item 2 of this master ballot-proxy, all of the common shares of SuperMedia which the undersigned has the power to vote as identified in Item 1, with all powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of SuperMedia or any adjournment or postponement thereof;

	8.	it will maintain ballot-proxies and evidence of separate transactions returned by Beneficial Holders (whether properly completed or defective) for at least one year after the Merger or effective date of the Plan, as applicable, and disclose all such information to the Bankruptcy Court or SuperMedia, as the case may be, if so ordered; and

	9.	it has properly disclosed: (a) the number of Beneficial Holders who completed ballot-proxies; (b) the respective number of SuperMedia common stock (Class 9 Interests) owned by each Beneficial Holder who completed a ballot-proxy; (c) each Beneficial Holder’s certification as to other SuperMedia common stock (Class 9 Interests) voted; and (d) the name or customer account for each Beneficial Holder.

[5]	For purposes of these certifications, references to “Beneficial Holder” shall include any such holder’s intermediary nominee.

SuperMedia Inc.

Class 9 Master Ballot-Proxy

MASTER BALLOT-PROXY COMPLETION INFORMATION — COMPLETE THIS SECTION

Nominee Name:

Participant Number:

Name of Proxy Holder or Agent for Nominee:

Social Security (Last 4 Digits) or Federal Tax Identification Number (Optional):

Signature:

Signatory Name (if other than Nominee):

Title:

Address:

Date Completed:

PLEASE COMPLETE, SIGN, AND DATE THIS MASTER BALLOT-PROXY AND RETURN IT PROMPTLY TO THE APPLICABLE ADDRESS BELOW:

Via First Class or Regular Mail: SuperMedia Ballot Processing Center c/o Epiq Systems FDR Station, P.O. Box 5014 New York, New York 10150-5014	Via Overnight Courier or Hand Delivery: SuperMedia Ballot Processing Center c/o Epiq Systems 757 Third Avenue, 3rd Floor New York, NY 10017

THIS MASTER BALLOT-PROXY MUST BE COMPLETED, EXECUTED, AND RETURNED SO THAT IT IS ACTUALLY RECEIVED BY THE VOTING AGENT PRIOR TO 1:30 P.M. PREVAILING EASTERN TIME ON [                    ], 2013.

SuperMedia Inc.

Class 9 Master Ballot-Proxy

Important Information Regarding Releases Under the Plan:

As described above and more fully in the S-4, if SuperMedia receives the necessary senior secured lender consents and shareholder approval to consummate the Transaction out of court, SuperMedia does not anticipate filing chapter 11 cases. If, however, SuperMedia files chapter 11 cases and seeks Bankruptcy Court approval of the Plan to consummate the Transaction through a bankruptcy process, the release provisions under the Plan will apply. The Plan includes the following release provisions:6

Relevant Definitions

“Exculpated Party” means each of the following in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Dex One Debtors; (d) the SuperMedia Secured Lenders and SuperMedia Administrative Agent; and (e) with respect to each of the foregoing Entities in clauses (a) through (d), such Entity’s successors and assigns and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals.

“Released Party” means each of the following in its capacity as such: (a) the Debtors; (b) the SuperMedia Secured Lenders and SuperMedia Administrative Agent; and (c) with respect to each of the foregoing Entities in clauses (a) and (b), such Entity’s successors and assigns, and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals.

“Releasing Parties” means each of the following in its capacity as such: (a) the SuperMedia Secured Lenders and the SuperMedia Administrative Agent; and (b) each holder of a Claim or an Interest other than a holder of a Claim or an Interest that has voted to reject the Plan or is a member of a Class that is deemed to reject the Plan.

Section 8.2: Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for herein, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, and liabilities whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could possibly have been asserted directly or indirectly on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, the Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases, the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the SuperMedia Secured Credit Agreement and other agreements reflecting long-term indebtedness), the Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan and Disclosure Statement or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, other than Claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the Reorganized Debtors.

[6]

The Plan provisions referenced herein are for summary purposes only and do not include all provisions of the Plan that may affect your rights. If there is any inconsistency between the provisions set forth herein and the Plan, the Plan governs. You should read the Plan before completing this master ballot-proxy.

SuperMedia Inc.

Class 9 Master Ballot-Proxy

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.2, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.2; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors asserting any Claim or Cause of Action released by this Section 8.2.

8.3 Releases by Holders of Claims and Interests

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Debtors, the Reorganized Debtors, the Estates, and the Released Parties from any and all Claims, Interests, obligations, rights, liabilities, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and actions against any Entities under the Bankruptcy Code) whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the SuperMedia Secured Credit Agreement and other agreements reflecting long-term indebtedness), the Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date of the Plan. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.3, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Debtors, the Reorganized Debtors, the Estates, and the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.3; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Entity granting a release under this Section 8.3 from asserting any Claim or Cause of Action released by this Section 8.3.

Section 8.5: Injunction

Except as otherwise provided herein or for obligations issued pursuant hereto, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 8.2 or Section 8.3, discharged pursuant to Section 8.1, or are subject to exculpation pursuant to Section 8.4 are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any

SuperMedia Inc.

Class 9 Master Ballot-Proxy

kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated, or settled pursuant to the Plan.